SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):

February 12, 2004

________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 9.         Regulation FD Disclosure, and
Item 12.        Results of Operations and Financial Condition

                    On February 9, 2004, Norfolk Southern Corporation issued a press release announcing that its vice chairman and chief financial officer was scheduled to address the Deutsche Bank Global Transportation Conference at 9:15 a.m. Eastern time on February 12. The press release advised interested investors that they could listen via a simultaneous webcast at www.corporate-ir.net/ireye/confLobby.zhtml?ticker=NSC&item_id=838613. After the webcast, Mr. Wolf's presentation will be posted on www.nscorp.com.  A copy of the 2004 Investor Book distributed to Conference participants is attached hereto as Exhibit 99.

                    Statements about future results made in the materials furnished with this Form 8-K as exhibits constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements (which usually are introduced with words such as "expect," "anticipate," " plan," "believe" and other words having a similar meaning and used in connection with future events) are founded on expectations, estimates and projections that reflect Management's good-faith evaluation of information available at the time the statements were made.  As such, they are based upon, and will be influenced by, a number of external variables -- more particularly described and identified in our most recent annual report and quarterly report to the Securities and Exchange Commission on Form 10-K and Form 10-Q -- over which the Corporation may have no, or incomplete, control: for example, (1) changes in the economic or credit environment in the Untied States and abroad; (2) competitive conditions and pricing levels; (3) legislative and regulatory developments; (4) changes in tax laws; and (5) other risks and uncertainties not now identified. Accordingly, actual outcomes and results already or eventually may differ materially from those indicated in such forward-looking statements.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 SIGNATURES

                                                                      NORFOLK SOUTHERN CORPORATION
                                                                        (Registrant)

                                                                             /s/ Dezora M. Martin
                                                                       _________________________________
                                                                       Name:     Dezora M. Martin
                                                                       Title:        Corporate Secretary

Date:  February 12, 2004

EXHIBIT INDEX

Exhibit
Number          Description

99                    2004 Investor Book.